As filed with the Securities and Exchange Commission on
March 21, 1997			Registration No. 333-


		SECURITIES AND EXCHANGE COMMISSION
			Washington, D.C. 20549
				-------
				FORM S-8
			REGISTRATION STATEMENT
				under the
			SECURITIES ACT OF 1933
				------
			  APPLE COMPUTER, INC.
	(Exact name of Registrant as specified in its charter)

	CALIFORNIA			    94-2404110
(State of other jurisdiction  		 (I.R.S. Employer
  of incorporation or			Identification No.)
     organization)



			   1 Infinite Loop
		    Cupertino, California 95014
 	     (Address of Principal Executive Offices)

	Senior Officers Restricted Performance Share Plan
			         and
	Employment Agreement dated as of February 28, 1996
	between Apple Computer, Inc. and Dr. Gilbert F. Amelio
			(Full title of the Plan)
				-------
			 SUSAN L. THORNER, ESQ.
			Director, Corporate Law
			 Apple Computer, Inc.
		      1 Infinite Loop, M/S 75-7CL
		      Cupertino, California 95014
			    (408) 996-1010
	(Name, address, including zip code, and telephone number, including area code, of agent for service)

				Copy to:

			WILLIAM H. HINMAN, ESQ.
		         Shearman & Sterling
		  555 California Street, 20th Floor
		  San Francisco, California  94104

         	CALCULATION OF REGISTRATION FEE



Title of 	Amount		Proposed	Proposed	Amount of
Securities	to be		Maximum		Maximum		Registration
to be		Registered	Offering	Aggregate	Fee (2)
Registered			Price Per	Offering
				Share (1)	Price


Common		2,130,960	$16.5625	$35,294,024	$10,695.16
Stock, no
par value


(1)	Computed in accordance with Rule 457(h) solely for the
purpose of computing the amount of the registration fee based on the average of the high and low sale price reported by the
NASDAQ National Market System for March 7, 1997.

(2)	1/33 of 1% of the maximum aggregate offering price.


Part I

INFORMATION REQUIRED IN THE SECTION 10(a)
PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan
Annual Information.*




























____________________

*	Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT

Item 3.	Incorporation of Documents by Reference.

	There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

	(a)	the Registrant's annual report on Form
10-K  for the fiscal year ended September 27, 1996;

	(b)	the Registrant's quarterly report on Form
10-Q for the quarter ended December 27, 1996;

	(c)	all other reports filed by the Registrant
pursuant to Sections 13(a) or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange
Act"), since September 27, 1996; and

	(d)	the description of the Registrant's
common stock and associated common stock purchase rights, contained in the Registrant's Registration
Statements on Form 8-A filed with the Commission on October 30, 1981 and May 26, 1989, registering such shares and associated rights pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

		All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

Item 4.	Description of Securities.

		Not applicable.

Item 5.	Interests of Named Experts and Counsel.

		Not applicable.

Item 6.	Indemnification of Directors and Officers.

		Section 317 of the California General
Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability if (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders,
(v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section
310 of the CGCL concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further,
Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section
317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

		In accordance with Section 317, the Restated
Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

		 Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying then against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

		The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

Item 7.	Exemption from Registration Claimed.

		Not applicable.

Item 8.	Exhibits

		The following exhibits are filed as part of this Registration Statement:


Exhibit No.		Description

1*			Common Shares Rights Agreement dated
			as of May 15, 1989 between the Registrant and the First National Bank of Boston, as Rights Agent.

4.2			Apple Computer, Inc. Senior Officers
			Restricted Performance Share Plan.

10.A.26**		Employment Agreement dated as of
			February 28, 1996 between the Registrant and Dr. Gilbert F. Amelio

5.1			Opinion of counsel as to the legality of the
			securities registered hereby.

23.1			Consent of Ernst & Young LLP,
			independent auditors, with respect to the consolidated financial statements of the
			Registrant.

23.2			Consent of counsel (included in Exhibit
			5.1).

24			Power of Attorney (included on page 11).

*	Incorporated by reference to Exhibit 1 to the Registrant's
	Registration Statement on Form 8-A filed with the Commission on May 26, 1989.

**	Incorporated by reference to Exhibit 10.A.26 to the
	Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1996.

Item 9.	Undertakings.

		(a)	The Registrant hereby undertakes:

	(1)	To file, during any period in which offers or
	sales are being made, a post-effective amendment to
	this Registration Statement to include any material information with respect to the plan of distribution
	not previously disclosed in the Registration
	Statement or any material change to such
	information in the Registration Statement.
	(2)	That, for the purpose of determining any
	liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a
	post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

		(b)	The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	Insofar as indemnification for
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES


		Pursuant to the requirements of the
Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on the 17 day of March 1997.

                                APPLE COMPUTER, INC.




				By: /s/Fred D. Anderson
				Fred D. Anderson
				Executive Vice President and
				Chief Financial Officer

POWER OF ATTORNEY


		KNOW ALL PERSONS BY THESE PRESENTS,
that each person whose signature appears below hereby constitutes and appoints Gilbert F. Amelio, Fred D.
Anderson and Robert M. Calderoni, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


		Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title			Date

			Chairman and		March 17,1997
/s/ Gilbert F. Amelio	Chief Executive
Gilbert F. Amelio	Officer and
			Director (Principal
			Executive Officer)


    			Executive Vice		March 17,1997
/s/ Fred D. Anderson	President and Chief
Fred D. Anderson	Financial Officer
			(Principal Financial
			Officer)


			Senior Vice		March 17,1997
/s/Robert M. Calderoni	President, Finance
Robert M. Calderoni	and Corporate
			Controller
			(Principal Accounting
			Officer)

/s/ Gareth C. Chang
Gareth C. Chang		Director                March 17,1997



/s/Bernard Goldstein	Director		March 17,1997
Bernard Goldstein


/s/ Katherine M. Hudson	Director		March 17,1997
Katherine M. Hudson



/s/ Delano E. Lewis	Director		March 17,1997
Delano E. Lewis


/s/ A.C. Markkula, Jr	Director		March 17,1997
A.C. Markkula, Jr.


/s/Edgar S. Woolard,Jr. Director		March 17,1997
Edgar S. Woolard, Jr.

INDEX TO EXHIBITS


Exhibit							Page
No.	Description					No.





1*	Common Shares Rights Agreement
	dated as of May 15, 1989 between the
	Registrant and the First National Bank
	of Boston, as Rights Agent

4.2	Apple Computer, Inc. Senior Officers
	Restricted Performance Share Plan		14

10.A.
6 *	Employment Agreement dated as of
	February 28, 1996 between the
	Registrant and Dr. Gilbert F. Amelio

5.1	Opinion of counsel as to the legality of
	the securities registered hereby		26

23.1	Consent of Ernst & Young LLP,
	independent auditors, with respect to
	the consolidated financial statements of	27
	the Registrant

23.2	Consent of counsel (included in Exhibit
	5.1)

24	Power of Attorney (included on page 11)



*	Incorporated by reference to Exhibit 1 to the
	Company's Registration Statement on Form 8-A filed with the Commission on May 26, 1989.

**	Incorporated by reference to Exhibit 10.A.26 to the
	Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1996.

APPLE COMPUTER, INC.
SENIOR OFFICERS RESTRICTED PERFORMANCE SHARE PLAN

1.	PURPOSE

This annual performance-based incentive plan (the "Performance Share Plan" or the "Plan") is designed to reward executive officers of Apple Computer, Inc. and its subsidiaries (the "Company") for achieving performance objectives. The
Performance Share Plan is intended to provide an incentive for superior performance and to motivate participating officers toward even higher achievement and business results, to tie their goals and interests to those of the Corporation and its shareholders, to promote the maintenance of substantial stock ownership levels by officers of the Corporation, and to enable the Corporation to attract and retain highly qualified executive officers. The Performance Share Plan is also intended to secure the full deductibility of incentive compensation payable to the Corporation's Chief Executive Officer and the four highest compensated executive officers (collectively the "Covered Employees") whose compensation is required to be reported in the Corporation's proxy statement and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

2.	ELIGIBILITY AND PARTICIPATION

Only (i) those executive officers of the Corporation at the level of senior vice president or above and (ii) such other key employees of the Company as are recommended by management to and designated by the Compensation Committee shall be eligible to participate in the Performance Share Plan. Prior to or at the time performance objectives are established for a "Performance
Period", as defined below, the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") will designate in writing which executive officers and other key employees among those who may be eligible to participate in the Plan shall in fact be participants for such Performance Period
(the "Participants"). The initial Participants in the Performance Share Plan shall be the individuals holding the positions identified in Appendix A.

3.	PLAN YEAR AND PERFORMANCE OBJECTIVES

(A) PLAN YEAR: The fiscal year of the Performance Share Plan (the
"Plan Year") shall be the fiscal year beginning on the first day of the Company's fiscal year and ending on the last day of the Company's fiscal year. The performance period (the
"Performance Period") with respect to which awards may be payable under the Plan shall be the Plan Year. The initial Plan
Year shall commence on September 30, 1996 and end on September 26, 1997.

(B) PERFORMANCE GOAL SETTING PERIOD: Within the first ninety (90) days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals and an objective formula or method for computing the amount of performance shares payable to each Participant under the Plan if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and compensation formulae or methods must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent (25%) of the total number of days in such Performance Period.

(C) PERFORMANCE MEASUREMENT: Performance goals shall be based upon one or more of the following business criteria for the
Company:

    	 -  earnings per share

	-  share price

	-  revenue growth

	-  return on equity

	-  return on net assets

	-  timing objectives for delivery of new products

	-  retention of key employees

The Committee may adopt other performance goals in its sole and absolute discretion, provided, however, that in the event the Committee determines to adopt performance goals based on criteria other than those stated above, the Committee shall obtain shareholder approval of such criteria. All performance goals adopted by the Committee shall be preestablished, objective performance goals as described in Reg. Sec. 1.162-27(e)(2), promulgated under Section 162(m) of the Code. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent any performance goal is expressed in standard accounting terms, such performance goal shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

4.	DETERMINATION OF PERFORMANCE SHARE AWARDS

(A) SHARES COVERED BY THE PLAN: Shares awarded under the Performance Share Plan shall be shares of the Company's common stock ("Shares"). The maximum number of Shares that may be awarded under the Plan shall be 2,000,000 in the aggregate and, in any single Plan Year, 300,000 to any one individual, subject to adjustment as provided in Section 6(k). Shares that are converted to cash in accordance with Section 5 shall be treated as shares awarded under the Plan for purposes of the aggregate and individual limits in the previous sentence.
Any increase in the number of Shares allocated to the Plan must be approved by the Company's shareholders. Any Shares deliverable under the Plan may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

(B) GRANTS OF PERFORMANCE SHARES: At the beginning of each Plan Year, each Participant will be granted the target number of Shares (see Appendix A) that can be earned based on performance with respect to that Plan Year (the "Conditional Grant"). At the time the Conditional Grant is made on behalf of a Participant, certificates representing the target number of Shares will be registered in the name of the Participant. During the Plan Year, the certificates representing those Shares will be held by the Company. The Committee may specify that the Conditional Grant for a Plan Year will be earned if the applicable target is achieved for one goal or for any one of a number of goals. The Committee may also provide that the Conditional
Grant for a Plan Year will be earned only if targets are achieved for more than one performance goal. The Committee may also provide that the Conditional Grant to be earned for a given Plan Year will vary based upon different levels of achievement of the applicable performance targets.

As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the Performance Share Award and the Committee shall calculate the amount of each Participant's actual award for such Performance Period based upon the performance goals, objectives and computation formulae or methods for such Performance Period (the "Actual Grant"). The Committee shall have no discretion to increase the maximum amount of any Participant's Actual Grant as so determined, but may reduce the amount of or totally eliminate such award, as it determines, in its absolute and sole discretion, in an amount appropriate to reflect the Participant's performance.

No Participant's Actual Grant for any Plan Year shall exceed the number of Shares stated in Appendix A.

Only after the Actual Grant has been awarded to a Participant will he or she have the rights of a shareholder in the Company with respect to any of the Shares covered by the Conditional Grant, including the right to vote the Shares and the right to receive any distributions with respect to such Shares.

5.	PAYMENT OF AWARDS

Approved Performance Share Awards shall be payable by the Company to each Participant in Shares, or, at the election of the Participant, fifty percent (50%) in Shares and fifty percent (50%) in cash ("Cash Election"), as soon as reasonably practicable after the last day of the relevant Performance Period (the "vesting date"), provided that the Committee has first certified in writing that the relevant performance goals were achieved. In the event that a Participant makes a Cash Election, the amount of cash to be awarded shall be determined by the Committee as of each vesting date, such that (subject to the performance goals for that Performance Period being fully satisfied), the Participant receives fifty percent of the total value of the Shares earned as of the vesting date in cash and the remainder in Shares, based on the closing price of the Company's common stock on the vesting date. Cash Elections for any Performance Period shall be made on a form provided for the purpose by the Committee within sixty (60) days of the date an employee is notified by the Committee that he or she has been designated as a Participant in the Plan for that Performance Period. Except in the case of an Actual Grant made to a Participant's Beneficiary (as hereinafter defined), a participant is precluded from selling or otherwise disposing of any interest in Actual Grant Shares until such time as the Shares are distributed to the participant.

If a Participant ceases to be employed by the Company prior to the end of any Plan Year, award payment rights will be determined as follows:

A.	Involuntary termination by the Company for cause or voluntary termination by a Participant would lead to a Participant's forfeiture of all Performance Share Plan awards for that Plan
Year. Termination for cause is defined as follows: conviction of
(i) a felony, (ii) embezzlement from the Company or (iii) other business fraud.

B.	Termination on account of death, disability, or involuntary
termination not for cause by the Company entitles a Participant, or the Participant's Beneficiary, to a prorated share of the Performance Share Award. Prorated awards are determined based on the number of completed months that the Participant was employed in the Plan Year divided by 12 months and are subject to reduction as provided in Section 4(b). Prorated awards shall be paid at the same time as if the Participant had remained employed until the end of the Plan Year.

6.	OTHER TERMS AND CONDITIONS

(A) TERM OF PLAN: The Performance Share Plan shall become effective upon its adoption by the Board, subject to the subsequent approval thereof by the shareholders of the

      Company in accordance with Section 6(b). It shall continue in effect for a term of five (5) years unless sooner terminated under
Section 7 of the Plan.

(B) SHAREHOLDER APPROVAL: No Actual Grants shall be awarded under the Performance Share Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in the Plan, are disclosed to the Company's shareholders and are approved by the shareholders by a majority of votes cast in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

(C) NO PARTICIPATION RIGHTS: No person shall have any legal claim to be granted an award under the Performance Share Plan and the Committee shall have no obligation to treat Participants uniformly. Participation in the Performance Share Plan in any Plan Year does not entitle any Participant to participate in the Plan in any other Plan Year. The right to receive a targeted number of performance shares in any given year does not entitle a Participant to participate with respect to the same number of Shares in any subsequent year.

(D) NO RIGHTS TO SPECIFIC PROPERTY: Except as may be otherwise required by law, Conditional Grants and Actual Grants under the Performance Share Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. No Participant shall have any claim with respect to any specific assets of the Company or to stock certificates registered in the Participant's name prior to the vesting of the shares represented by such certificates.

(E) NO EMPLOYMENT RIGHTS: Neither the Performance Share
Plan nor any action taken under the Plan shall confer upon any Participant any right with respect to continuation of employment by the Company (or any subsidiary or affiliated company) or to maintain any Participant's compensation at any level, nor shall it interfere in any way with any Participant's right or the right of the Company (or any subsidiary or affiliated company) to terminate a Participant's employment at any time or for any reason.

(F) OTHER BENEFITS: Performance Share Awards shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its subsidiaries, or required by law or by contractual obligations of the Company or its subsidiaries.

(G) BENEFICIARY: The term "Beneficiary" shall mean the person or persons designated by a Participant to whom Performance
Share Awards are to be paid pursuant to the terms of the Performance Share Plan in the event of the Participant's death.
The designation shall be on a form provided by the Committee, executed by the Participant, and delivered to the Committee. A Participant may change his or her Beneficiary designation at any time. If no Beneficiary is designated, the designation is ineffective, or in the event the Beneficiary dies before the balance of the Performance Share Award is paid, the balance shall be paid to the Participant's spouse, or if there is no spouse, in equal shares to the Participant's lineal descendants, or if there is no surviving spouse or lineal descendant, to the Participant's estate.

(H) PERMANENT DISABILITY: For purposes of the Performance
Share Plan, a permanent disability shall mean a disability which would qualify a Participant to receive benefits under the Apple Computer, Inc. Long-Term Disability Plan (after satisfying the elimination period thereunder) as now or hereafter in effect.

(I) INCAPACITY OF PARTICIPANT OR BENEFICIARY: If the
Committee finds that any Participant or Beneficiary to whom a Performance Share Award is payable under the Performance
Share Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any Performance Share Award due (unless a prior claim therefore shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the Committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under provisions of the Performance Share Plan to the extent of such payment.

(J) TAX WITHHOLDING: The Company will withhold from each
Actual Grant at the time of payment thereof all applicable state, local and federal withholding taxes, as required by law, as determined by Apple in its sole discretion. Such withholding will be made first from the amount of the Participant's Cash Election, if any, and second from the Participant's Shares, to the extent required. Alternatively, in lieu of withholding from Shares, the Participant may elect to fund the payment of withholding taxes determined by Apple to be due by making payment of the full amount of the withholding taxes to Apple on or before the due date of the withholding taxes.

(K) ADJUSTMENTS DUE TO CHANGES IN CAPITALIZATION

If the outstanding Shares are increased, decreased, or exchanged for a different number of kind of shares or other securities, or if additional Shares or other securities are distributed with respect to such Shares or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such Shares or other securities, an appropriate and proportionate adjustment my be made in (i) the maximum number and kind of Shares provided for in Section 4(a) of the Plan, (ii) the annual individual maximum grant limit provided for in Section 4(a), (iii) the number and kind of Shares subject to each then outstanding Performance Share Award, and (iv) each Participant's target number of Shares as provided in Appendix
A.

Adjustments under this Section 6(k) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive on all interested persons. No fractional Share or other interest will be issued under the Plan on account of any of such adjustments

(L) CHANGE IN CONTROL: In the event of a change in control (as defined below) of the Company, the Committee shall make equitable adjustments to the Participant's Performance Shares in a manner intended to preserve their economic value as of the date of the change in control, including modifications to performance measures and performance goals if necessary; provided, however, that if a Participant's employment with the Company is terminated without cause in connection with a change in control, then any other provision of the Plan to the contrary notwithstanding, the Participant shall be entitled to receive the maximum annual number of Performance Shares for the year in which the change-in-control occurs following such termination regardless of whether the Performance Goals are achieved. For purposes of this Plan, change in control is defined as follows:

A.	When any "person", as such term is used in Section 13(d) and
14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as a trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

B.	The occurrence of a transaction requiring shareholder approval and involving either the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another entity.

(M) CONDITIONS UPON ISSUANCE OF SHARES: Shares shall not be issued with respect to an Award unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the non-issuance of such Shares as to which such requisite authority shall not have been obtained.

(N) GOVERNING LAW: The place of administration of the Performance Share Plan shall be in the State of California and the validity, construction, interpretation, administration and effect of the Performance Share Plan and the rules, regulations and rights relating to the Performance Share Plan, shall be determined solely in accordance with the laws of the State of California.

7.	ADMINISTRATION

(A) ADMINISTRATOR: The Plan shall be administered by a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan and grants and awards thereunder to comply with Rule 16b-3 as it applies to grants to officers and in such a manner as to satisfy the Applicable Laws. All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. Until changed by the Board, the Compensation Committee of the Board shall constitute the Committee hereunder.

(B) POWERS OF THE ADMINISTRATOR: The Committee shall have full power, authority and discretion to administer and interpret the provisions of the Performance Share Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limitation of the foregoing, subject to the provisions of the Plan and such limitations as are necessary or desirable in order for incentive awards paid to Covered
Employees to constitute qualified performance-based compensation under Section 162(m) of the Code, the Committee shall have the authority, in its discretion: (i) to determine the amount of cash to be awarded pursuant to any Cash Election under Section 5 above; (ii) to determine the employees who shall be Participants in the Plan; (iii) to interpret the Plan; (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Conditional Grant or Actual Grant awarded hereunder (including, but not limited to, any restriction or limitation, or any waiver of forfeiture restrictions regarding any Grant and/or the Shares relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); (v) to approve forms of agreement for use under the

      Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to modify or amend each Grant (with the consent of the Participant); (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate any Grant previously granted by the Administrator;
and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(C) EFFECT OF DECISIONS BY THE ADMINISTRATOR: All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

8.	AMENDMENT AND TERMINATION

The Board may at any time amend, alter, suspend or terminate the Plan, as it may deem advisable; provided that except as otherwise required by law, any amendment required to conform the Performance Share Plan to the requirements of Section 162(m) of the Code or to conform the Performance Share Plan or any grant made thereunder to the requirements for exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor thereto ("Rule 16b-3"), shall be made by the Committee, and provided that, to the extent necessary and desirable to comply with Section 162(m) of the Code (or any other applicable law, regulations or rules), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as is required, including, without limitation, any amendment to the class of individuals who are eligible to participate in the Performance Share Plan, to the performance criteria specified in Section 2 hereof or to the maximum incentive award payable to any Participant, unless shareholder approval is not required in order for incentive awards paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. Any such amendment, alteration, suspension or termination of the Plan shall not impair the rights of any Plan Participant under any grant theretofore made without his or her consent. Such grants shall remain in full force and effect as if this Plan had not been amended or terminated, except as may otherwise be required by applicable law.

APPENDIX A


_________________________________________________________

	          	MAXIMUM
		      TOTAL AWARD	   ANNUAL
		    	  OF		  MAXIMUM
POSITION       	      PERFORMANCE	 PERFORMANCE
		        SHARES		SHARE AWARDS

_________________________________________________________

Chief Executive	     1,000,000	          200,000
Officer

Chief Operating	       100,000		   20,000
Officer

Chief Financial		80,000		   16,000
Officer

Chief			80,000		   16,000
Technology
Officer

Chief			80,000		   16,000
Administrative
Officer

__________________________________________________________

						[Exhibit 5.1]


						March 17, 1997


Apple Computer, Inc.
1 Infinite Loop
Cupertino, California 95014

RE: 	Registration Statement on Form S-8 for the Senior Officers Restricted
        Performance Share Plan and Employment Agreement dated as of February 28, 1996 between Apple Computer, Inc. and Dr. Gilbert F. Amelio

Ladies and Gentlemen:

	I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 13, 1997
(the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Apple Computer, Inc.'s Common Stock, no par value, authorized for issuance under the Senior Officers Restricted Performance Share Plan. The shares of Apple Common
Stock to be registered under the Registration Statement are hereinafter referred to collectively as the "Shares". As counsel in connection with this transaction, I have examined the actions taken, and I am familiar with the actions proposed to be taken, in connection with the issuance and sale of the Shares pursuant to the Performance Share Plan.

	It is my opinion that, when issued and sold in the manner described in the Performance Share Plan, the Shares will be legally and validly issued, fully paid and nonassessable.


	I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement.

						Very truly yours,


						/s/ Susan L. Thorner
						Susan L. Thorner
						Director, Corporate Law

							Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Senior Officer Restricted Performance Share Plan and the
Employment Agreement dated as of February 28, 1996 between Apple Computer, Inc. and Dr. Gilbert F. Amelio of Apple Computer, Inc. of our report dated October 14, 1996, with respect to the consolidated financial statements and schedule of Apple Computer, Inc. included and/or incorportated by reference in its Annual Report (Form 10-K) for the year ended September 27, 1996.

					/s/ Ernst & Young LLP
					ERNST & YOUNG LLP

San Jose, California
March 17, 1997

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